SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

ATMUS FILTRATION TECHNOLOGIES INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	88-1611079 (I.R.S. Employer Identification No.)

26 Century Boulevard
Nashville, Tennessee 37214
(615) 514-7339
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class To Be so Registered	Name of Exchange on which Each Class is to be Registered
Common stock, par value $0.0001 per share	The New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-269894

Securities Registered Pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant’s Securities to be Registered

Atmus Filtration Technologies Inc. (the “Company”) hereby incorporates by reference the description of its common stock, par value $0.0001 per share, contained under the heading “Description of Capital Stock,” in the Company’s Registration Statement on Form S-1 (333-269894), as originally filed with the Securities and Exchange Commission on February 21, 2023, as amended from time to time (the “Registration Statement”), which is incorporated herein by reference. In addition, all of the above-referenced descriptions included in any prospectus forming a part of the Registration Statement subsequently filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated by reference herein.

Item 2. Exhibits

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed as part of this registration statement because no other securities of the Company are registered on the New York Stock Exchange and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATMUS FILTRATION TECHNOLOGIES INC.

By:	/s/ Toni Y. Hickey
Name: Toni Y. Hickey
Title: Corporate Secretary and General Counsel

Date: May 19, 2023